EXHIBIT 10.10
AMENDMENT NO. 3 TO CREDIT AGREEMENT
This AMENDMENT NO. 3 to CREDIT AGREEMENT, dated as of                      , 2009, (this “Amendment”) among GREATBATCH LTD., a New York corporation (the “Borrower”); the LENDERS referred to in the Credit Agreement referred to below (collectively, the “Lenders”); and MANUFACTURERS AND TRADERS TRUST COMPANY (“M&T”), individually, as the Issuing Bank, a Lender, the Swing Lender and the Administrative Agent. M&T, when acting in its capacity as administrative agent for the Lenders and the Issuing Bank and other Secured Parties, or any successor or assign that assumes that position pursuant to the terms of the Credit Agreement, is hereinafter referred to as the “Administrative Agent”).
Background
A. The Borrower, the Lenders and the Administrative Agent have entered into that certain Credit Agreement, dated as of May 22, 2007, as amended by Amendment No. 1 to Credit Agreement, dated as of December 20, 2007 and Amendment No. 2 to Credit Agreement, dated as of November 4, 2008, among the Borrower, the Lenders and the Administrative Agent (the “Existing Credit Agreement” and the same, as it may be amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), which provides for certain extensions of credit to the Borrower, subject to certain conditions.
B. The Borrower and Parent have advised the Lenders that they would like to form two new wholly-owned Subsidiaries which will, in turn, invest in Persons in which they may, from time to time, hold majority or controlling interests.
C. The Administrative Agent and the Lenders are willing to enter into this Amendment to make certain amendments to the Credit Agreement requested by the Borrower, pursuant to the terms, and subject to the conditions, specified below.
NOW THEREFORE, in consideration of the promises and conditions set forth in this Amendment, and intending to be legally bound, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Terms defined in this Amendment which are capitalized but not defined herein shall have the meanings given to such terms in the Existing Credit Agreement. This Amendment amends the Existing Credit Agreement, as in effect on the date hereof.

SECTION 2. Amendments. The Existing Credit Agreement is hereby amended as follows:
2.1 Defined Terms. The following new definitions are inserted in the appropriate alphabetical order in Section 1.1 (Defined Terms):
GB Ventures: GBV, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of the Parent.
QIG: QIG Group, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of the Borrower.
Non-Guarantor Ventures: Ventures that do not, pursuant to Section 8.28, become Loan Parties.
Subsidiary Guarantor: each U.S. Subsidiary of the Borrower, and such other Foreign Subsidiaries of the Borrower and Ventures as designated by the Borrower from time to time or as are required to guarantee the Obligations pursuant to Section 8.28 (Certain Obligations Respecting Subsidiaries).
Venture: a Person in which GB Ventures and QIG, individually or collectively, own a majority or controlling interest of its Capital Stock.
2.2 Defined Terms. The following defined terms in Section 1.1 (Defined Terms) of the Existing Credit Agreement are hereby amended as follows:
U.S. Subsidiary. The definition of “ U.S. Subsidiary” is amended by deleting the “.” at the end, replacing it with “;” and by adding the following proviso to the end thereof:
provided, however, no Non-Guarantor Venture shall be considered a U.S. Subsidiary.
2.3 Mandatory Prepayments and Reductions in the Facility. Section 2.1.4(b) (Issuance of Equity) is amended by adding the following proviso at the end of the first sentence:
; provided, however, that so long as (i) no Default or Event of Default exists at the time of the issuance of Capital Stock of a Venture or would exist immediately after giving effect thereto; and (ii) the proceeds from any such issuance of Capital Stock of a Venture are held in a deposit account maintained with a Lender or the Agent, the Borrower shall not be obligated to make any prepayment of the Loans in connection with the issuance of Capital Stock of a Venture by either GB Ventures or QIG.
2.4 Lines of Business. Section 5.5 (Lines of Business) of the Existing Credit Agreement is amended and restated in its entirety to read as follows:
5.5 Lines of Business. The Borrower and its Subsidiaries are engaged only in Permitted Businesses. Parent is not engaged in any business activities other than (i) owning 100% of the outstanding Capital Stock of the Borrower; (ii) owning 100% of the outstanding Capital Stock of GB Ventures; (iii) owning 1.0% of the outstanding Capital Stock of Greatbatch Mexico; and (iii) engaging in activities directly related to the foregoing.

2.5 Security Interest in Collateral. The last sentence of Section 5.6 (Security Interest in Collateral) of the Existing Credit Agreement is amended and restated in its entirety to read as follows:
Upon the filing of such UCC-1 financing statements in the offices specified thereon and the recordation of the Intellectual Property Collateral Agreements in the United States Copyright Office, no further action, including, without limitation, any filing or recording of any document or the obtaining of any consent, is necessary in order to establish, perfect and maintain the Administrative Agent’s first priority security interests (subject to Permitted Perfection Limitations) in the equity of the Borrower, the U.S. Subsidiaries of the Borrower, the Ventures owned by GB Ventures or QIG and sixty six percent (66%) of the First-Tier Foreign Subsidiaries of the Borrower, and in the personal property (including fixtures and Intellectual Property) of each Loan Party other than Excluded Assets (for the benefit of the Secured Parties), except for the periodic filing of continuation statements with respect to such UCC-1 financing statements. Upon the sale or other disposition by GB Ventures or QIG of any Capital Stock in any Venture to any Person, the Administrative Agent’s security interest in such Capital Stock will be deemed to be automatically released so long as any proceeds or such sale or other disposition are applied in accordance with the terms of this Agreement.
2.6 Adequacy of Capital; Solvency. The last two sentences of Section 5.21 (Adequacy of Capital; Solvency) of the Existing Credit Agreement are deleted in their entirety and replaced by the following:
Parent has no assets or liabilities other than 100% of the outstanding Capital Stock of the Borrower, 1.0% of the outstanding Capital Stock of Greatbatch Mexico and 100% of the outstanding Capital Stock of GB Ventures, and assets and liabilities directly related thereto. Parent has no liabilities except for (a) usual and customary obligations related to its existence, (b) usual and customary obligations related to compliance with requirements for public companies and the ownership of the Capital Stock of the Borrower, Greatbatch Mexico and GB Ventures and (c) the 2003 Debentures, the 2007 Debentures and any Permitted Debenture Refinancing.
2.7 Delivery of Quarterly Financial Statements. Section 6.1.1 (Delivery of Quarterly Financial Statements) of the Existing Credit Agreement is amended by adding the following to the end thereof:
Beginning with the quarter ending March 31, 2009, at the time of the delivery of the quarterly financial statements referred to above, the Borrower shall also deliver (as to all periods commencing on or after January 1, 2009), a management-prepared Consolidating balance sheet, statement of income and changes in retained earnings and statement of cash flows, showing separately the results of operations and financial condition of the Non-Guarantor Ventures, if any, as a separate group.

2.8 Delivery of Annual Financial Statements; Accountants’ Certification. Section 6.1.2 (Delivery of Annual Financial Statements; Accountants’ Certification) of the Existing Credit Agreement is amended by adding the following new subclause (e) to such Section 6.1.2:
(e) Beginning with the fiscal year ending December 31, 2009, at the time of the delivery of the annual financial statements referred to above, the Borrower shall also deliver (as to all periods commencing on or after January 1, 2009), a management-prepared Consolidating balance sheet, statement of income and changes in retained earnings and statement of cash flows, showing separately the results of operations and financial condition of the Non-Guarantor Ventures, if any, as a separate group.
2.9 Indebtedness. Section 8.1.1 (Indebtedness) of the Existing Credit Agreement is amended by (i) deleting the “and” at the end of subclause (k), (ii) deleting the “.” at the end of subclause (l) and replacing it with “;”, and (iii) by adding the following new subclauses (m) and (n) to such Section 8.1.1:
(m) Indebtedness arising from the deferral of payment of a Restricted Payment allowed under Section 8.4.6 (whether or not such Indebtedness is subordinated); and
(n) Indebtedness permitted by clause (i) of Section 8.3.
2.10 Restricted Payments. Section 8.4 (Restricted Payments) of the Existing Credit Agreement is amended by adding the following new Section 8.4.6 (Ventures):
Ventures. A Venture may make one or more Restricted Payments for tax distributions and for the redemption of Capital Stock in a Venture (including subsequent payments on Indebtedness arising from the deferral of a payment created in connection with the redemption of Capital Stock in a Venture so long as the deferred payment is not guaranteed by a Loan Party) may be made by the Borrower to a Venture to be distributed to any Person holding a minority interest in the Capital Stock of such Venture so long as no Default or Event of Default exists at the time of the Restricted Payment or would exist immediately after giving effect thereto.
2.11 Investments, Loans, Acquisitions, Etc.. Section 8.3 (Investments, Loans, Acquisitions, Etc.) clause (i) of the Existing Credit Agreement is amended and restated in its entirety to read as follows:
(i) other Investments in an aggregate amount not to exceed Fifteen Million Dollars ($15,000,000) in any fiscal year, which other Investments shall include, but not be limited to, Investments in Non-Guarantor Ventures;

2.12 Certain Obligations Respecting Subsidiaries. Section 8.28 (Certain Obligations Respecting Subsidiaries) of the Existing Credit Agreement is amended and restated in its entirety to read as follows:
(a) The Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that Parent, and all U. S. Subsidiaries of the Borrower are guarantors of the Secured Obligations and that all of the equity and material assets (other than Excluded Assets) of the Borrower and all Guarantors are subject to a first priority Lien securing the Secured Obligations, subject to no other Lien except Permitted Liens and subject to Permitted Perfection Limitations. Without limiting the generality of the foregoing, in the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary (which it shall only do in conformity with the provisions of this Agreement), the Borrower, contemporaneously with the formation or acquisition of such new Subsidiary: (i) will execute and deliver, such documents as shall be necessary to cause (without duplication) all of the Capital Stock of any new Venture owned by GB Ventures or QIG, any new U.S. Subsidiary and up to a maximum of sixty-six percent (66%) of the Capital Stock of any new First-Tier Foreign Subsidiary of the Borrower, of a U.S. Subsidiary or of a Venture to be duly pledged (on a first-priority perfected basis) to secure the Secured Obligations; (ii) will cause each new U.S. Subsidiary to execute and deliver a Subsidiary Suretyship Agreement (or a joinder thereto), joinders to the Security Agreements and Pledge Agreements, UCC-1 financing statements, and such other documents as may be necessary to cause such new U.S. Subsidiary to be a guarantor of the Secured Obligations and its material assets (other than Excluded Assets) to be pledged to secure such guaranty; and (iii) will cause such new U.S. Subsidiary to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Borrower pursuant to Section 4.1 (Conditions to Initial Funding) upon the Closing Date or as the Administrative Agent shall have requested, and to take such other action as the Administrative Agent shall request to perfect the security interest in the Capital Stock and material assets (other than Excluded Assets) of such new U.S. Subsidiary created pursuant to the Loan Documents.
(b) If at any time
(1) the aggregate amount of the Adjusted EBITDA of the (X) Foreign Subsidiaries of the Borrower or of the U.S. Subsidiaries and (Y) the Non-Guarantor Ventures shall exceed fifteen percent (15%) of the Adjusted EBITDA of Parent and its Subsidiaries, on a Consolidated basis, or
(2) the aggregate amount of the assets of the (X) Foreign Subsidiaries of the Borrower or of the U.S. Subsidiaries and (Y) the Non-Guarantor Ventures shall exceed fifteen percent (15%) of the aggregate amount of the assets of Parent and its Subsidiaries, on a Consolidated basis, then notwithstanding any provision of this Agreement or any Loan Document to the contrary, the Borrower shall either:
(i) cause one or more Foreign Subsidiaries and/or Ventures to guaranty the Secured Obligations and pledge their material personal property assets to secure such guaranty and shall pledge (or cause the relevant Subsidiaries to pledge) 100% of the equity of such Foreign Subsidiaries or Ventures, as applicable to the extent necessary to cause (i) the aggregate amount of the Adjusted EBITDA of the Loan Parties to exceed eighty-five percent (85%) of the Adjusted EBITDA of Parent and its Subsidiaries, on a Consolidated basis, and (ii) the aggregate amount of the assets of the Loan Parties to exceed eighty-five percent (85%) of the aggregate amount of the assets of Parent and its Subsidiaries, on a Consolidated basis; or
(ii) exclude the results of operations and financial condition of the Foreign Subsidiaries and Non-Guarantors Ventures from the Financial Covenants in Article 7 (Financial Covenants) and provide separate financial statements pursuant to Subsection 6.1.1 (Delivery of Quarterly Financial Statements ) and Subsection 6.1.2 (Delivery of Annual Financial Statements; Accountants’ Certification) and a reconciliation of the financial statements showing the effects of excluding the Foreign Subsidiaries and Non-Guarantor Ventures.
SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders and the Administrative Agent to agree to the amendments set forth in this Amendment, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Amendment:
(a) As of the date hereof, no Default or Event of Default has occurred and is continuing or would exist immediately after giving effect to the amendments contained herein.
(b) Each of the representations and warranties of the Loan Parties set forth in the Existing Credit Agreement and other Loan Documents is true and correct in all material respects both before and after giving effect to the amendments contemplated hereby as though each such representation and warranty were made at and as of the date hereof.
(c) No consent or approval of any third party, or any governmental agency or authority, is necessary in connection with the execution, delivery and/or performance of this Amendment or any other instrument, agreement or other document executed and/or delivered in connection herewith and/or the enforceability hereof or thereof.
(d) Upon satisfaction of the conditions set forth in Section 4 (Conditions Precedent) below, the Existing Credit Agreement, as amended by this Amendment, and each other instrument, agreement or other document executed and/or delivered in connection herewith to which the Borrower is a party will constitute the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with the terms thereof.

SECTION 4. CONDITIONS PRECEDENT.
4.1 The amendments to the Existing Credit Agreement set forth in Section 2 above shall become effective, as of the date first above written, upon satisfaction of the following:
(a) the execution and delivery of this Amendment by the Borrower, the Administrative Agent and the Majority Lenders;
(b) receipt by the Administrative Agent of all invoiced costs and expenses; and
(c) receipt by the Administrative Agent of such other documents and information as the Administrative Agent shall reasonably request on or prior to the date that the condition in clause (a) above is satisfied.
SECTION 5. MISCELLANEOUS.
5.1 Counterparts. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. A photocopied or facsimile signature shall be deemed to be the functional equivalent of a manually executed original for all purposes.
5.2 Ratification. Except as specifically modified hereby, all of the terms, covenants and conditions of the Existing Credit Agreement and each of the other Loan Documents are ratified, reaffirmed and confirmed and shall continue in full force and effect as therein written.
5.3 Payment of Expenses. Without limiting other payment obligations of the Borrower set forth in the Loan Documents, the Borrower agrees to pay all reasonable, out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other documents or instruments which may be delivered in connection herewith, including, without limitation, the reasonable fees and expenses of its counsel, Drinker Biddle & Reath LLP, whether or not this Amendment shall become effective.
5.4 Authorization to Administrative Agent. Each Lender hereby authorizes the Administrative Agent to take such action as shall be consistent with the purposes hereof and as it shall deem necessary or appropriate to carry out the purposes of this Amendment.
5.5 Governing Law. This Amendment shall be governed by, and construed in accordance with, the Law of the State of New York (excluding the Laws applicable to conflicts or choice of law).
5.6 Binding Effect. This Amendment shall be binding upon and inure to the benefit of Borrower, the Administrative Agent, the Lenders and their respective successors and assigns; provided, however, that Borrower may not assign this Amendment, the Existing Credit Agreement or any of the other Loan Documents or any of its rights hereunder or thereunder, and any such prohibited assignment shall be null and void.

5.7 Severability. If any provision of this Amendment or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provision to any other Person or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law
5.8 References. From and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and all references to the Credit Agreement in any and all Loan Documents, other agreements, instruments, documents, certificates and writings of every kind and nature, shall be deemed to mean the Existing Credit Agreement as modified and amended by this Amendment and as the same may be further amended, modified or supplemented in accordance with the terms thereof.
[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 3 to Credit Agreement to be duly executed by their respective, duly authorized officers as of the date first above written.
BORROWER:

GREATBATCH LTD.
By:
	Name:	Thomas J. Mazza
	Title:	Senior Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:

MANUFACTURERS AND TRADERS TRUST COMPANY, in its capacity as the Administrative Agent, the Issuing Bank, the Swing Lender and a Lender
By:
	Name:	Michael J. Prendergast
	Title:	Vice President

LENDERS:

[ ]
Name of Lender

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